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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 19, 1999 (except with respect to the matter discussed in Note 19, as to which the date is March 2, 1999), appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-
40054, 33-44791, 33-47636, 33-60492, 33-59395, 33-64719, 333-02901, 333-11897,
333-17879, 333-49207, 333-52053, 333-67385, 333-69303, 333-72719 and 333-
72721.

                                          ARTHUR ANDERSEN LLP
Los Angeles, California
March 12, 1999